Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 Of The Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Momentive Specialty Chemicals Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig O. Morrison	/s/ William H. Carter
Craig O. Morrison	William H. Carter
Chief Executive Officer	Chief Financial Officer

May 14, 2013	May 14, 2013
A signed original of this statement required by Section 906 has been provided to Momentive Specialty Chemicals Inc. and will be retained by Momentive Specialty Chemicals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.